                                                                   EXHIBIT 10.14


                        S U P P L Y   A G R E E M E N T



This Supply Agreement (the "SUPPLY AGREEMENT"), entered into as of June 26, 1995 (the "EFFECTIVE DATE"), is made by and between

ASTRA AB, a corporation organized and existing under the laws of Sweden, S-151 85 Sodertalje, Sweden ("ASTRA")

and

CENTAUR PHARMACEUTICALS, INC., a corporation organized and existing under the laws of the State of Delaware, 484 Oakmead Parkway, Sunnyvale CA 94086, USA ("CENTAUR").


                                WITNESSETH

         WHEREAS CENTAUR under a Development, License and Marketing Agreement (the "LICENSE AGREEMENT") dated as of the Effective Date has granted ASTRA certain worldwide rights to exploit Licensed Product under the CENTAUR Technology and Product Know-How (all as more particularly set forth in the License Agreement); and

         WHEREAS ASTRA wishes to purchase from CENTAUR and CENTAUR wishes to manufacture and supply ASTRA with Substance to be included in Licensed Product, initially synthesized in smaller quantities for pre-clinical and clinical use and, later, on a full commercial scale.

         NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties agree as follows:



1.       DEFINITIONS
         -----------
As used herein, the following terms have the following meanings:

1.1      "AFFILIATE" shall have the meaning given in the License Agreement.
          ---------

1.2      "ASTRA LICENSE" shall have the meaning provided in Section 2.1 of the
          -------------
         License Agreement.

1.3      "BANKRUPTCY" shall have the meaning provided in Paragraph 10.3 hereof.
          ----------

1.4      "CENTAUR TECHNOLOGY" shall have the meaning provided in the License
          ------------------

--------------------------------------------------------------------------------
[*] - Confidential treatment is being sought with respect to this portion of this agreement. This portion has been omitted from this filing and has been filed separately with the Securities and Exchange Commission.

         Agreement.

1.5      "CONFIDENTIAL INFORMATION" shall have the meaning provided in the
          ------------------------
         License Agreement.

1.6      "DEFAULT" shall have the meaning provided in Paragraph 10.2 hereof.
          -------

1.7      "FIELD" shall have the meaning provided in the License Agreement.
          -----

1.8      "FORCE MAJEURE PERIOD" shall have the meaning provided in Paragraph 6.3
          --------------------
         hereof.

1.9      "FORCE MAJEURE PERIOD AS EXTENDED" shall have the meaning provided in
          --------------------------------
         Paragraph 6.3 hereof.

1.10     "FORCE MAJEURE SUPPLY PAYMENTS" shall have the meaning provided in
          -----------------------------
         Paragraph 6.3 hereof.

1.11     "LICENSE AGREEMENT" means the Development, License and Marketing
          -----------------
         Agreement entered into by CENTAUR and ASTRA on the same date as this Supply Agreement, under which CENTAUR has granted ASTRA certain rights to commercialize Licensed Product throughout the world.

1.12     "MANUFACTURING COST" means CENTAUR's actual cost for the manufacture of
          ------------------
         Substance, not including any development costs, and calculated as the sum of the following, all determined in accordance with generally accepted accounting practices:

         (a)  Direct material cost; and

         (b)  Direct labor cost, including benefits; and

         (c) A fair portion of manufacturing overhead and indirect manufacturing costs; and

         (d)  A fair portion of administrative costs; and

         (e)  Quality control; and

         (f)  Handling and warehousing costs.

         Where standard cost is employed, such cost of production will include normal variances, e.g. price variances, yield variances and other variances associated with the relevant production.

1.13     "OKLAHOMA/KENTUCKY LICENSE" shall have the meaning provided in the
          -------------------------
         License Agreement.

1.14     "PRODUCT KNOW-HOW" means all enabling information with respect to
          ----------------
         production and quality control of Substance (including patented processes), now owned by or licensed to CENTAUR or hereinafter acquired or developed by CENTAUR or ASTRA during the Term of this Supply Agreement.

1.15     "RECOMMENCEMENT NOTICE" shall have the meaning provided in Paragraph
          ---------------------
         6.3 hereof.

1.16     "SPECIFICATIONS" shall have the meaning provided in Paragraph 7.1
          --------------
         hereof.

1.17     "STEERING COMMITTEE" shall have the meaning provided in the License
          ------------------
         Agreement.

1.18     "SUBSTANCE(S)" means the active ingredient(s) included in Licensed
          ------------
         Product.

         Other capitalized terms not defined herein shall have the meaning provided in the License Agreement, unless the context clearly requires otherwise. In case of a conflict between this Supply Agreement and the License Agreement, the License Agreement shall govern.

1.19     "TERM" shall have the meaning provided in Paragraph 10.1 hereof.
          ----



2.       REGULATORY CLEARANCE
         --------------------

2.1      CENTAUR TO SECURE REGULATORY APPROVALS.  CENTAUR will use its best
         --------------------------------------
         reasonable efforts in the performance of its obligations under this Supply Agreement to obtain all regulatory approvals necessary or appropriate for the manufacture or supply of Substance for Licensed Product and promptly provide ASTRA with such information regarding the manufacture and quality control of Substance for Licensed Product necessary to permit ASTRA to secure approvals to carry out clinical studies and for marketing authorization of Licensed Product worldwide. CENTAUR's obligations to obtain regulatory approvals shall include, without limitation, the following:

         (a)      MANUFACTURING APPROVAL.  CENTAUR will prepare a Drug Master
                  ----------------------
                  File and/or a Plant Master File, as applicable for each Substance (collectively the "DOCUMENTATION") in accordance with the requirements of relevant regulatory authorities in countries where ASTRA intends to use and sell Licensed Product. The Documentation will comply with relevant regulations and standards existing from time to time in the EC countries, the United States and Japan.

         (b)      RIGHT OF REFERENCE.  CENTAUR will provide to all regulatory
                  ------------------
                  authorities and to ASTRA (i) on filing of its Drug Master File or Plant Master File, and thereafter for new filings, (ii) at the time of submission of an NDA, any statement or other document necessary or appropriate to permit and authorize ASTRA or ASTRA's sublicensees to cross-reference CENTAUR's Drug Master File or Plant Master File when and as deemed necessary by ASTRA.

         (c)      GOOD MANUFACTURING PRACTICES.  CENTAUR will undertake such
                  ----------------------------
                  steps to insure, with respect to each Substance, manufacturing compliance with all regulatory approvals, including, without limitation, "GOOD MANUFACTURING PRACTICES" and will permit ASTRA to conduct GMP audits at CENTAUR's manufacturing facilities from time to time.

         (d)      REGULATORY INSPECTION.  Should any national or international
                  ---------------------
                  regulatory authority give notice of intent to conduct an inspection at CENTAUR's manufacturing plant or take any other regulatory action with respect to the manufacture and supply of Substance, CENTAUR will promptly give ASTRA notice thereof, supply all information pertinent thereto, and ASTRA shall have the right, but not the obligation, to be present and take part in any such inspection or regulatory action.

         (e)      CONTACT WITH REGULATORY AUTHORITIES.  CENTAUR will be
                  -----------------------------------
                  responsible for all contacts with the regulatory authorities with respect to the Documentation after it has been submitted to the relevant authority and will continuously keep the Documentation updated (with copies to ASTRA) with respect to developments and changes in production methods, quality, specifications or in other respects of the Licensed Product.

         (f)      REGULATORY APPROVAL - LICENSED PRODUCT.  CENTAUR will use its
                  --------------------------------------
                  best reasonable efforts to assist ASTRA in providing to regulatory authorities all information with respect to the manufacture or quality control of Substance necessary for regulatory approval of Licensed Product.

         (g)      REFERENCE STANDARD.  CENTAUR shall provide ASTRA from time to
                  ------------------
                  time with reasonable quantities of Substance of reference standard quality for analytical purposes.

         (h)      CENTAUR TO INFORM ASTRA.  With respect to CENTAUR's
                  -----------------------
                  undertakings set forth in this Paragraph 2.1 hereof, CENTAUR shall regularly inform ASTRA of the status of such undertakings including, without limitation, the preparation and progress of Documentation. All Documentation shall be subject to ASTRA's prior written approval prior to submission by CENTAUR to regulatory authorities.

ASTRA will collaborate with CENTAUR in the performance of CENTAUR's undertakings pursuant to Paragraph 2.1 hereof and shall provide documents in ASTRA's possession which would assist CENTAUR with respect to such obligations.



3.       CENTAUR COMPENSATION
         --------------------

3.1      TOTAL COMPENSATION.  As total compensation to CENTAUR for CENTAUR's
         ------------------
         obligations undertaken pursuant to this Supply Agreement and the supply of Substance for Licensed Product, ASTRA shall pay to CENTAUR a supply price as follows:

         (a)      CLINICAL TRIALS AND SAMPLING.  The supply price paid by ASTRA
                  ----------------------------
                  for all Substance (and any placebo or other materials, implant or device) used in pre-clinical and clinical trials of Licensed Product shall be an amount equal to [*].

         (b)      COMMERCIAL SALES.   The supply price paid by ASTRA for all
                  ----------------
                  Substance, other than that covered by Paragraph 3.1(a) hereof, shall be an amount equal to [*]. CENTAUR shall use its best reasonable efforts at all times to minimize Manufacturing Cost.



4.       SUPPLY FOR PRE-CLINICAL AND CLINICAL USE
         ----------------------------------------

4.1      PRE-CLINICAL AND CLINICAL SUPPLIES OF SUBSTANCE.  Subject to the
         -----------------------------------------------
         provisions of this Supply Agreement, and to ASTRA taking over some or all of the manufacture and supply of Substance for Licensed Product, as contemplated by

         Paragraphs 6.2, 6.3 and 11.2 hereof, CENTAUR will manufacture and supply all Substance for Licensed Product required by ASTRA and its sublicensees, including substance for pre-clinical and clinical trials.

4.2      FORECAST AND DELIVERY SCHEDULE.  CENTAUR undertakes to supply Substance
         ------------------------------
         for pre-clinical and clinical use within sixty (60) days of ASTRA's firm order. ASTRA will give CENTAUR forecasts of its expected need of Substance for pre-clinical and clinical use in such manner as agreed upon in the Steering Committee.



5.       SUPPLY FOR COMMERCIAL USE
         -------------------------

5.1      SUPPLY FOR COMMERCIAL USE.  CENTAUR undertakes on an exclusive basis to
         -------------------------
         manufacture and supply Substance to ASTRA for commercial use in the Field.

5.2      FORECAST.  ASTRA will, before each January 1, April 1, July 1 and
         --------
         October 1, present to CENTAUR a written forecast estimating the quantities of Substance to be delivered during each of the next fifteen
         (15) months.

5.3      FIRM ORDERS.  ASTRA will place firm orders for delivery not less than
         -----------
         ninety (90) days prior to the required shipment date, and CENTAUR will be obliged to deliver all ordered Substance by the delivery date stated in the order, except to the extent that such supply would exceed the latest forecast given by more than twenty percent (20%) for the month in question.

5.4      DELIVERY TERMS.  Each delivery of Substance will be effected Ex Works
         --------------
         CENTAUR's plant, in accordance with Incoterms 1990, as published by the International Chamber of Commerce. All quantities of Substance will be delivered suitably packed for transportation.



6.       PURCHASE UNDERTAKING AND MANUFACTURING LICENSE
         ----------------------------------------------

6.1      EXCLUSIVE SUPPLY.  Subject to Paragraphs 6.2, 6.3 and 11.2 of this
         ----------------
         Supply Agreement, ASTRA undertakes to purchase from CENTAUR all Substance needed by ASTRA for the formulation of Licensed Product to be sold throughout the world.

6.2      ASTRA'S MANUFACTURE OF SUBSTANCE.  The parties recognize the value of a
         --------------------------------
         second source of supply of Substance for Licensed Product for risk management and backup purposes. ASTRA shall be entitled under the ASTRA License to manufacture or have manufactured up to ten percent (10%) of ASTRA's (or ASTRA's sublicensees) total requirement of Substance.

         Notwithstanding such manufacture by ASTRA (or have manufactured), ASTRA shall, other than for Substance with respect to the provisions of Paragraph 3.1(a) hereof, pay to CENTAUR with respect to such manufacture an amount equal to [*] of Manufacturing Cost as if such Substance had been manufactured by CENTAUR.

6.3      FORCE MAJEURE - MANUFACTURE.  If for a period of three hundred sixty
         ---------------------------
         five (365) days or less (the "FORCE MAJEURE PERIOD") CENTAUR shall, for reasons of force majeure, be unable to supply ASTRA (or ASTRA's sublicensees) with substantially all requirements of Substance for pre-clinical, clinical or commercial use, ASTRA will be free during the Force Majeure Period to manufacture or have manufactured Substance on a commercial scale for all of ASTRA's (or ASTRA's sublicensees) requirements of Substance. Within ninety (90) days following commencement of a Force Majeure Period, CENTAUR shall certify by notice in writing to ASTRA (i) CENTAUR's intent to recommence manufacture of Substance as soon as reasonably practical, but prior to termination of the Force Majeure Period (the "RECOMMENCEMENT NOTICE"), or (ii) terminate this Supply Agreement pursuant to Paragraph 10.4 hereof, but effective as of the commencement of the Force Majeure Period. If CENTAUR delivers the Recommencement Notice, CENTAUR shall continuously advise ASTRA, from time to time, as to the date CENTAUR will recommence manufacture of Substance, and ASTRA shall pay to CENTAUR with respect to such manufacture of Substance by ASTRA during the Force Majeure Period, an amount equal to [*] of the Manufacturing Cost, less all
                                                                   ----
         sums paid or payable to CENTAUR from insurance policies for "business loss", or "business interruption insurance" arising out of the event of force majeure (the "FORCE MAJEURE SUPPLY PAYMENTS"). Notwithstanding the Recommencement Notice, CENTAUR may, within thirty (30) days prior to termination of the Force Majeure Period, by written notice to ASTRA, extend the Force Majeure Period, for an additional period of one hundred twenty (120) days (the "FORCE MAJEURE PERIOD AS EXTENDED"), provided that during the Force Majeure Period As Extended, ASTRA shall make no Force Majeure Supply Payments to CENTAUR. In the event CENTAUR shall fail to recommence manufacture of Substance prior to termination of the Force Majeure Period or the Force Majeure Period As Extended, as the case may be, CENTAUR shall be deemed to have terminated this Supply Agreement pursuant to Paragraph 10.4 hereof, effective as of the commencement of the Force Majeure Period, and ASTRA shall be entitled to a return of all Force Majeure Supply Payments, or at ASTRA's election, to deduct such Force Majeure Supply Payments from Net Sales royalties payable to CENTAUR pursuant to the License Agreement.

6.4      ASTRA IMPROVEMENTS TO PRODUCT KNOW-HOW.  In the event that ASTRA
         --------------------------------------
         develops improvements to Product Know-How, such improvements will be shared cost free with CENTAUR, which shall be free to use said improvements in its own manufacture of Substance.

6.5      ACCESS TO CENTAUR TECHNOLOGY AND PRODUCT KNOW-HOW.  In order to permit
         -------------------------------------------------
         ASTRA the full use and enjoyment of the ASTRA License, CENTAUR shall, on the Effective Date and from time to time thereafter during the Term of this Supply Agreement, make available to ASTRA all CENTAUR Technology and Product Know-How.

6.6      NOTIFICATION OF EVENTS CONCERNING SUPPLY.  CENTAUR will promptly notify
         ----------------------------------------
         ASTRA of any circumstances that may be of importance as to CENTAUR's ability to supply ASTRA with Substance. In the event ASTRA should commence manufacture of Substance as provided herein, CENTAUR will support ASTRA or its nominee in setting up a well functioning production, i.a. by furnishing ASTRA or its nominee with information, know-how and advice regarding processing and choice of machinery, equipment, etc.



7.       QUALITY
         -------

7.1      GUARANTY OF QUALITY.  CENTAUR covenants and warrants that the quality
         -------------------
         of Substance to be supplied by CENTAUR hereunder shall correspond to the most stringent of the following: (i) CENTAUR standards, (ii) the mutually established specifications to be subsequently annexed to this Supply Agreement as Appendix A, (iii) the applicable provisions of the
                             ----------
         U.S. Food, Drug and Cosmetic Act and corresponding regulations within EC and Japan, and (iv) all applicable GMP standards (alternatively the "SPECIFICATIONS").

7.2      ASTRA INSPECTION.  Within sixty (60) days following receipt of each
         ----------------
         shipment and before Substance is put into further production, whichever is first to occur, ASTRA shall carry out customary tests and inspections as separately agreed between the parties. Should any quantity of Substance be found not to conform with the Specifications, CENTAUR shall, at its sole cost, replace the defective quantity without delay, provided that ASTRA has notified CENTAUR of such non-conformity within ninety (90) days following receipt of the defective quantity of Substance.

7.3      CHANGES IN MANUFACTURING PROCESS.  No changes shall be made in the
         --------------------------------
         processes or specifications used in producing Substance for Licensed Product without agreement by both parties. If such changes are required for regulatory reasons, neither party shall unreasonably withhold its consent to such changes.

7.4      INSPECTION.  ASTRA shall be entitled to visit and inspect any CENTAUR's
         ----------
         manufacturing site involved in the manufacture of Substance at any reasonable time, upon prior notice.

7.5      COMPLIANCE.  CENTAUR covenants and warrants that all production of
         ----------
         Substance carried out hereunder will be performed in compliance with
         (i) the Specifications, (ii) applicable law, (iii) applicable Good Manufacturing Practice (GMP), and (iv) relevant health and environmental authorities' directions.



8.   REPRESENTATIONS AND WARRANTIES
     ------------------------------

8.1      GENERAL REPRESENTATIONS.  Each party hereby represents and warrants to
         -----------------------
         the other as follows:

         (a)      DULY ORGANIZED.  It is a corporation duly organized, validly
                  --------------
                  existing and is in good standing under the laws of the jurisdiction of its incorporation, is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification and has all requisite power and authority, corporate or otherwise, to conduct its business as now being conducted, to own, lease and operate its properties and to execute, deliver and perform this Supply Agreement.

         (b)      DUE EXECUTION.  The execution, delivery and performance by it
                  -------------
                  of this Supply Agreement have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of its stockholders, (ii) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or any provision of its charter or by-laws, or (iii) result in a breach of or constitute a default under any material agreement, mortgage, lease, license, permit, patent or other instrument or obligation to which it is a party or by which it or its assets may be bound or affected.

         (c)      NO THIRD PARTY APPROVAL.  No authorization, consent, approval,
                  -----------------------
                  license, exemption of, or filing or registration with, any court or governmental authority or regulatory body is required for the due execution, delivery or performance by it of this Supply Agreement.

         (d)      BINDING AGREEMENT.  This Supply Agreement is a legal, valid
                  -----------------
                  and binding obligation of such party, enforceable against it in accordance with its terms and conditions, except as may be limited by bankruptcy laws or other laws affecting the rights of creditors generally, and rules of law governing equitable remedies. It is not under any obligation to any person, contractual or otherwise, that is conflicting or inconsistent in any respect with the terms of this Supply Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder.

         (e)      GOVERNMENTAL STATUS.  It is not debarred or suspended from
                  -------------------
                  receiving contracts from the United States or Swedish government or other governmental authority or agency.

         (f)      FULL DISCLOSURE.  Each party has disclosed to the other in
                  ---------------
                  good faith any and all material information relevant to the subject matter of this Supply Agreement and to such party's ability to observe and perform its obligations hereunder, and each party covenants on and after the Effective Date to provide to the other such additional material information which may, or with the passage of time, effect the subject matter of this Supply Agreement or the ability of such party to observe and perform its obligations hereunder.

8.2      CENTAUR REPRESENTATIONS.  CENTAUR covenants, represents and warrants to
         -----------------------
         ASTRA that

         (a) CENTAUR is the owner or licensee, as the case may be, of the CENTAUR Technology and Product Know-How and the same are free of any liens, encumbrances, restrictions and other legal or equitable claims of any kind or nature, excepting the rights of grantors of the CENTAUR Licenses,

         (b)      CENTAUR has the right to grant the ASTRA License, and

         (c) CENTAUR has not granted and will not grant during the Term of this Supply Agreement any license or sublicense of the CENTAUR Licenses, CENTAUR Technology and Product Know-How in the Field.


9.       CONFIDENTIAL INFORMATION
         ------------------------

9.1      CONFIDENTIAL INFORMATION.  Confidential Information shall be treated as
         ------------------------
         provided in the License Agreement.



10.      TERM AND TERMINATION
         --------------------

10.1     TERM.  The Term of this Supply Agreement (the "TERM") shall commence
         ----
         as of the Effective Date. Unless sooner terminated pursuant to Paragraphs 10.2 or 10.3 hereof, the Term of this Supply Agreement shall expire at such time as the License Agreement expires.

10.2     DEFAULT.  Failure by either party to comply with any of its material
         -------
         obligations contained in this Supply Agreement following notice and opportunity to cure, as hereinafter provided (a "DEFAULT") shall entitle the other party to terminate this Supply Agreement. The non-defaulting party shall give the other party notice specifying the nature of the breach of this Supply Agreement and requiring it to cure. If such breach is not cured within ninety (90) days after the receipt of such notice (or one hundred twenty (120) days in event such breach cannot be reasonably expected to be cured within ninety (90) days, and the defaulting party gives notice to the other party of its inability to cure such breach within a 90-day period and the defaulting party thereafter uses reasonable efforts to cure such breach as soon as practicable, but in no event longer than one hundred twenty (120)
         days), the notifying party shall be entitled, without prejudice to any of its other rights under this Supply Agreement, and in addition to any other remedies available to it by law or in equity, to terminate this Supply Agreement by giving notice to that effect to the defaulting party. The right of either party to terminate this Supply Agreement, as hereinabove provided, shall not be affected in any way by its waiver or failure to take action with respect to any previous Default. Notwithstanding the foregoing, and other than as provided in Paragraph
         10.3 hereof, a party shall not have a right to terminate this Supply Agreement in the event the other party pursuant to Paragraph 12 has sought to resolve the dispute for which termination is being sought.

10.3     INSOLVENCY OR BANKRUPTCY.  Either party may, in addition to any other
         ------------------------
         remedies available to it by law or in equity, terminate this Supply Agreement by written notice to the other party in the event (i) the other party shall have become insolvent or bankrupt, or shall have made an assignment for the benefit of its creditors, or (ii) there shall have been appointed a trustee or receiver of the other party or for all or a substantial part of its property, or (iii) any case or proceeding shall have been commenced or some other action taken by or against the other party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect or there shall have been issued a warrant of attachment, execution, distraint or similar process against any substantial part of the property of the other party, and any such event or action (except where a party voluntarily takes such actions (e.g., where a party makes a bankruptcy filing)) shall have continued for ninety (90) days undismissed, unbounded and undischarged (alternatively a "BANKRUPTCY"); provided, however, that no such right to terminate shall pertain solely by virtue of a voluntary reorganization for the purpose of solvent amalgamation or reconstruction.

10.4     TERMINATION BY CENTAUR.  CENTAUR may, on six (6) months' prior notice
         ----------------------
         to ASTRA terminate this Supply Agreement, whereupon CENTAUR shall provide all reasonable assistance to ASTRA pursuant to Paragraph 6.5 hereof to establish a manufacturing facility for Substance.

10.5     EFFECT OF TERMINATION OF SUPPLY AGREEMENT.
         -----------------------------------------

         (a)      EXISTING OBLIGATIONS.  Upon termination of this Supply
                  --------------------
                  Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination.

         (b)      MANUFACTURE OF SUBSTANCE BY ASTRA.  Upon termination of this
                  ---------------------------------
                  Supply Agreement pursuant to Paragraphs 6.3, 10.1, 10.4, a Default or Bankruptcy by CENTAUR pursuant to Paragraphs 10.2 or 10.3 or a Takeover Event pursuant to Paragraph 11.2 hereof, ASTRA shall be entitled pursuant to the ASTRA License to the exclusive worldwide right and license to manufacture, or have manufactured, Substance for Licensed Product for ASTRA (and ASTRA's sublicensees), without compensation to CENTAUR pursuant to this Supply Agreement.

         (c)      EXPIRATION OF TERM OR CENTAUR DEFAULT OR BREACH.  Upon
                  -----------------------------------------------
                  termination of this Supply Agreement (i) at the expiration of the Term, or (ii) by ASTRA as a result of (x) a Default by CENTAUR hereunder or under the License Agreement, or (y) the Bankruptcy of CENTAUR, or (iii) by CENTAUR pursuant to Paragraph 10.4 hereof, the following provisions of this Supply Agreement shall survive such termination:

                  Paragraph 11.12 -  CENTAUR Indemnification

                  Paragraph 11.14 -  Governing Law
                  Paragraph 12    -  Resolution of Disputes

         (d)      EXPIRATION OF TERM OR ASTRA DEFAULT OR BREACH.  Upon the
                  ---------------------------------------------
                  termination of this Supply Agreement (i) at the expiration of the Term, or (ii) by CENTAUR as a result of (x) a Default by ASTRA hereunder or under the License Agreement, or (y) the Bankruptcy of ASTRA, the following provisions of this Supply Agreement shall survive such termination:

                  Paragraph 6.4   -  ASTRA's Improvements to  Product Know-How
                  Paragraph 11.11 -  ASTRA Indemnification
                  Paragraph 10.14 -  Governing Law
                  Paragraph 12    -  Resolution of Disputes



11.      MISCELLANEOUS PROVISIONS
         ------------------------

11.1     NO PARTNERSHIP.  Nothing in this Supply Agreement is intended or shall
         --------------
         be deemed to constitute a partnership, agency, employer, employee or joint venture relationship between the parties. Neither party shall incur any debts or make any commitments for the other.

11.2     ASSIGNMENTS.  Except as otherwise provided herein, neither this Supply
         -----------
         Agreement nor any interest hereunder shall be assignable by either party by operation of law or otherwise without the prior written consent of the other; provided, however, that either party may assign this Supply Agreement to any wholly-owned subsidiary or to any successor by merger or sale of substantially all of its assets to which this Supply Agreement relates in a manner such that the assignor shall remain liable and responsible for the performance and observance of all its duties and obligations hereunder, or if the assignor disappears because of such transaction, the assignee must agree to abide by the terms and conditions of this Supply Agreement, provided, however, that if a third party engaged in the manufacture and/or sale of pharmaceutical products acquires in one (1) or a series of transactions more than thirty percent (30%) of the capital stock of CENTAUR entitled to vote for directors (the "TAKEOVER EVENT"), ASTRA may, at its option, within one hundred eighty (180) days following notice to ASTRA of such Takeover Event, upon twelve (12) months' prior notice to CENTAUR, terminate this Supply Agreement, in which event ASTRA may undertake the manufacture of Substance for Licensed Product for ASTRA's (and ASTRA's sublicensees) use worldwide pursuant to Paragraph 10.5(b).

11.3     FORCE MAJEURE.  Neither party shall be liable to the other for loss
         -------------
         or damages or shall have any right to terminate this Supply Agreement for any default or delay (including, without limitation, an inability to supply Licensed Product) attributable to any act of God, earthquake, flood, fire, explosion, strike, lockout, labor dispute, casualty or accident, war, revolution, civil commotion, act of public enemies, blockage or embargo, injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or subdivision, authority (including, without limitation, drug regulatory authorities) or representative of any such government, or any other cause beyond the reasonable control of such party, if the party affected shall give prompt notice of any such cause to the other party. The party providing such notice shall thereupon be excused from such of its obligations hereunder as it is so disabled and for thirty (30) days thereafter, subject, however, to CENTAUR's obligations pursuant to Paragraph 6.3 hereof as regards the Force Majeure Period.

11.4     NO TRADEMARK RIGHTS.  No right, express or implied, is granted by this
         -------------------
         Supply Agreement to use in any manner any trade name or trademark of CENTAUR or ASTRA in connection with the performance of this Supply Agreement or the exploitation of any license granted hereunder; each party may make any legally required reference to the other in connection with such manufacture or sale of Licensed Product.

11.5     PUBLIC ANNOUNCEMENTS.  Copies of press releases or similar written
         --------------------
         communications containing a party's name shall be provided to that party prior to release.

11.6     ENTIRE AGREEMENT OF THE PARTIES; AMENDMENT.  This Supply Agreement and
         ------------------------------------------
         the License Agreement constitutes and contains the entire understanding and agreement of the parties, and cancels and supersedes any and all prior negotiations, correspondence and understandings and agreements, whether verbal or written, between the parties respecting the subject matter hereof. No waiver, modification or amendment of any provision of this Supply Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each of the parties.

11.7     SEVERABILITY.  In the event any one or more of the provisions of this
         ------------
         Supply Agreement should for any reason be held by any court or authority having jurisdiction over this Supply Agreement or either of the parties to be invalid, illegal or unenforceable, such provision or provisions shall be validly reformed by addition or deletion of wording as appropriate to avoid such result and as nearly as possible approximate the intent of the parties and, if unreformable, shall be divisible and deleted in such jurisdiction to the extent necessary to comply with such holding, and in all other jurisdictions, this Supply Agreement shall not be affected; provided, however, that no such reformation shall be made if the effect of such reformation would be such as to fundamentally alter the terms of this Supply Agreement beyond the intent of the parties.

11.8     CAPTIONS.  The captions to this Supply Agreement are for convenience
         --------
         only, and are to be of no force or effect in construing or interpreting any of the provisions of this Supply Agreement.

11.9     NOTICE AND DELIVERY.  Any notice, requests, delivery, approval or
         -------------------
         consent required or permitted to be given under this Supply Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person, delivered by internationally recognized courier, telegraph or sent by registered air mail letter to the party (which notice shall be considered effective when received) to whom it is directed at its address shown below or such other address as such party shall have last given by notice to the other party.

                  If to CENTAUR, addressed to:

                  President and Chief Executive Officer
                  Centaur Pharmaceuticals, Inc.
                  484 Oakmead Parkway
                  Sunnyvale CA 94086, USA


                  If to ASTRA, addressed to:

                  President and Chief Executive Officer
                  Astra Production Chemicals AB
                  S-151 85 Sodertalje
                  Sweden


11.10    LIMITATION OF LIABILITY.  Neither party shall be liable to the other
         -----------------------
         for indirect, incidental or consequential damages arising out of any of the terms or conditions of this Supply Agreement or with respect to its performance or lack thereof, except in the case of a Default resulting from a wreckless or intentional breach of its material obligations hereunder.

11.11    ASTRA INDEMNIFICATION.  ASTRA shall indemnify, defend and hold CENTAUR
         ---------------------
         and each of its officers, directors, employees, agents and consultants and their respective heirs and assigns (each a "CENTAUR INDEMNITEE") harmless from and against all third party costs, claims, suits, expenses (including reasonable attorneys' fees) and damages arising out of or resulting from (i) the development, testing, manufacture, sale, use or promotion by ASTRA, or ASTRA's sublicensees, of any Licensed Product, (ii) a claim of product liability with respect to a Licensed Product (including, without limitation, a cause of action in the form of tort, warranty or strict liability), (iii) arising out of any other activity carried out by ASTRA or ASTRA's sublicensees pursuant to this Supply Agreement, provided, however, that the CENTAUR Indemnitee gives reasonable notice to ASTRA of any such claim or action, tenders the defense of such claim or action to ASTRA and assists ASTRA, at ASTRA's expense, in defending such claim or action and does not compromise or settle such claim or action without ASTRA's prior written consent, provided, however, that ASTRA's indemnification of CENTAUR hereunder
         ------------------
         shall not extend to any cost, claim, suit, expense or damage which arises or results from any gross negligence or intentional misconduct of CENTAUR, or any third party for whom CENTAUR is responsible, in the manufacture of Substance for Licensed Product by CENTAUR which results in the failure of CENTAUR to manufacture Substance for Licensed Product in accordance with the Specifications.

11.12    CENTAUR INDEMNIFICATION.  CENTAUR shall indemnify, defend and hold
         -----------------------
         ASTRA and each of its officers, directors, employees, agents and consultants (and their respective heirs and assigns) (each an "ASTRA INDEMNITEE") harmless from (i) any gross negligence or intentional misconduct of CENTAUR, or any third party for whom CENTAUR is responsible, in the manufacture of Substance for Licensed Product by CENTAUR which results in the failure of CENTAUR to manufacture Substance for Licensed Product in accordance with the Specifications, and provided, further, that the ASTRA Indemnitee gives reasonable notice to CENTAUR of any such claims or action, tenders the defense of such claim or action to CENTAUR and assists CENTAUR at CENTAUR's expense in defending such claim or action and does not compromise or settle such claim or action without CENTAUR's prior written consent.

11.13    REMEDIES CUMULATIVE.  The remedies provided hereunder are cumulative
         -------------------
         and not exclusive.

11.14    GOVERNING LAW.  This Supply Agreement shall be governed by and
         -------------
         construed in accordance with the laws of the State of New York without regard to the conflict of laws provisions thereof.



12.   RESOLUTION OF DISPUTES
      ----------------------

12.1     DISPUTE RESOLUTION PROCESS.  The parties shall resolve all disputes
         --------------------------
         with respect
         to any matter relating to this Supply Agreement pursuant to Section 22 of the License Agreement.

         IN WITNESS WHEREOF, the parties have caused this Supply Agreement to be executed by their respective duly authorized officers as of June 26, 1995, each copy of which shall for all purposes be deemed to be an original.

CENTAUR PHARMACEUTICALS, INC.            ASTRA AB

                                         (PUBL)


By:  /s/ Brian D. Frenzel                By:  /s/ Hakan Mogren
   ----------------------                   ------------------
 Brian D. Frenzel,                            Hakan Mogren
 President and                                President and
 Chief Executive Officer                      Chief Executive Officer
 hereunto duly authorized                     hereunto duly authorized

                                   APPENDIX A
                                   ----------

                                       TO
                                SUPPLY AGREEMENT
                              DATED JUNE 26, 1995
                                    BETWEEN
                         CENTAUR PHARMACEUTICALS, INC.
                                      AND
                                    ASTRA AB



                                SPECIFICATIONS
                                --------------